UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report : December 23, 2008

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51527	91-0541437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China
(Address of Principal Executive Offices)

451271
(Zip Code)

(86) 371-64059818
Registrant's Telephone Number, Including Area Code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

Zhengzhou Duesail Fracture Proppant Co., Ltd. ("Zhengzhou"), a wholly owned subsidiary of China Gengsheng Minerals, Inc., entered into four supply contracts ("the Supply Contracts"), with AMSAT International, for the supply of fracture proppants for the total value of $5.3 million through December 31, 2009. The first Supply Contract was executed November 20, 2008 for $604,800, the second Supply Contract was executed November 20, 2008 for $645,120, the third Supply Contract was executed November 27, 2008 for $483,840 and the fourth Supply Contract was executed on November 27, 2008 for $1,803,600.

Copies of the Supply Contracts are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4 and are incorporated herein by reference. The summary contained in this report is qualified in its entirety by reference to the more detailed terms set forth in the Supply Contracts.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits:

Exhibit
Number	Description
10.1	Supply Contract between Zhengzhou Duesail Fracture Proppant Co., Ltd. and AMSAT International, dated November 20, 2008.
10.2	Supply Contract between Zhengzhou Duesail Fracture Proppant Co., Ltd. and AMSAT International, dated November 20, 2008.
10.3	Supply Contract between Zhengzhou Duesail Fracture Proppant Co., Ltd. and AMSAT International, dated November 27, 2008.
10.4	Supply Contract between Zhengzhou Duesail Fracture Proppant Co., Ltd. and AMSAT International, dated November 27, 2008.
99.1	Press Release issued December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.

Dated: December 23, 2008	/s/ Shunqing Zhang
Name: Shunqing Zhang Title: Chief Executive Officer